Independent Auditors' Report


The Board of Directors
Southern Pacific Rail Corporation

We have audited the accompanying consolidated balance sheets of Southern Pacific Rail Corporation and Subsidiary Companies as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 1994. These consolidated financial statements are the
responsibility of the Company's management.   Our responsibility is to express
and opinion on these consolidated financial statements  based on our audits.

We conducted our audits in accordance with generally accepted auditing
standards.   Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern Pacific Rail Corporation and Subsidiary Companies as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, effective January 1, 1993 the Company changed its methods of accounting for income taxes and post-retirement benefits other than pensions.




                                        KPMG PEAT MARWICK LLP


San Francisco, California
February 24, 1995



                         Independent Auditors' Report



The Board of Directors and Stockholders
Southern Pacific Rail Corporation:


Under date of February 24, 1995, we reported on the consolidated balance sheets of Southern Pacific Rail Corporation and Subsidiary Companies as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1994, as contained in the 1994 Annual Report to stockholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K for the year 1994. In connection with our audit of the aforementioned consolidated financial statements, we also audited the related financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the financial statements, the Company changed its method of accounting for income taxes and post-retirement benefits other than pensions effective January 1, 1993.



                                                KPMG PEAT MARWICK LLP


          San Francisco, California
          February 24, 1995